CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Post-Effective Amendment No. 7 to the Registration Statement on Form S-1 of Auxilio, Inc. (SEC Registration No. 333-135640) of our report dated March 27, 2009, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ HASKELL & WHITE LLP

Irvine, California
July 29, 2009